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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Amendment No. 2 to the registration statement of Independent Bankshares, Inc. on Form S-1 of our report dated February 5, 1996, on our audits of the consolidated financial statements of Independent Bankshares, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994. We also consent to the reference to our firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.
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COOPERS & LYBRAND L.L.P.


Fort Worth, Texas
January 20, 1997